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                                                                     EXHIBIT 21

LIST OF SUBSIDIARIES

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

                                             State of incorporation
Subsidiary                                   or area of organization
----------                                   -----------------------
Advanced Materials, Inc.                     California
Condor Utility Products, Inc.                California
AM Limited                                   Ireland
AM Foreign Sales Corp. ("FSC")               Singapore